Exhibit 5.3
[Letterhead of Richards, Layton & Finger, P.A.]
June 11, 2010
To Each of the Persons Listed
on Schedule A Attached Hereto
     Re:    RSC Holdings III, LLC
Ladies and Gentlemen:
     We have acted as special Delaware counsel for RSC Holdings III, LLC, a Delaware limited liability company (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:
     (a) The Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 30, 2006 (the “Initial Certificate”), as amended by the Certificate of Amendment, dated October 12, 2007 (the “Certificate of Amendment”), as filed in the office of the Secretary of State on October 16, 2007 (the Initial Certificate as amended by the Certificate of Amendment is hereinafter referred to as the “Certificate”);
     (b) The Limited Liability Company Agreement of the Company, dated as of October 31, 2006, made by Atlas Copco North America Inc., a Delaware corporation (“Atlas”), as the sole member (the “Original Member”);
     (c) The Contribution Agreement, dated as of November 16, 2006, among Atlas, RSC Holdings I, LLC, a Delaware limited liability company, RSC Holdings II, LLC, a Delaware limited liability company (“RSC II”), the Company and Rental Service Corporation, an Arizona corporation;

To Each of the Persons Listed
on Schedule A Attached Hereto
June 11, 2010

     (d) The Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 16, 2006 (the “LLC Agreement”), between the Original Member, as withdrawing member, and RSC II, as member;
     (e) The documents listed on Schedule B attached hereto (collectively, the “Transaction Documents”);
     (f) The Action by Written Consent of the Manager and Sole Member of the Company, dated November 1, 2009 (the “2009 Consent”), as to certain matters, as certified by the secretary of the Company;
     (g) The Action by Written Consent of the Pricing Committee of the Company, dated November 2, 2009 (the “Pricing Resolutions”), as certified by the secretary of the Company;
     (h) The Action by Written Consent of the Manager and Sole Member of the Company, dated May 12, 2010 (the “2010 Consent” and, together with the 2009 Consent, the “Consents”), as to certain matters, as certified by the secretary of the Company; and
     (i) A Certificate of Good Standing for the Company, dated as of June 9, 2010, obtained from the Secretary of State.
     Initially capitalized terms used herein and not otherwise defined are used as defined in the Indenture (as defined in Schedule B attached hereto).
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.
     For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws

To Each of the Persons Listed
on Schedule A Attached Hereto
June 11, 2010

of the jurisdiction governing its creation, organization or formation, (ii) the legal capacity of each natural person who is a signatory to any of the documents examined by us, (iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, and (v) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Company and assume no responsibility for the contents of any such material.
     This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.
     2. Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), the LLC Agreement and the Consents, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.
     3. Under the LLC Act, the LLC Agreement, the Consents and the Pricing Resolutions, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.
     4. No authorization, consent, approval or order of, or filing with, any Delaware court or any Delaware governmental or administrative body is required to be obtained or made by the Company solely as a result of the execution and delivery by the Company of the Transaction Documents, or the performance by the Company of its obligations thereunder.

To Each of the Persons Listed
on Schedule A Attached Hereto
June 11, 2010

     5. The execution, delivery and performance by the Company of the Transaction Documents do not violate (i) the Certificate, (ii) the LLC Agreement or (iii) the LLC Act.
     We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Amendment No. 2 to the Registration Statement on Form S-4, relating to the Offer to Exchange $200,000,000 Outstanding 10 1/4% Senior Notes due 2019 for $200,000,000 Registered 10 1/4% Senior Notes due 2019, as proposed to be filed by the Company and RSC Equipment Rental, Inc., an Arizona corporation, with the Securities and Exchange Commission on or about the date hereof. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Richards, Layton & Finger, P.A.

SXL/MYK

To Each of the Persons Listed
on Schedule A Attached Hereto
June 11, 2010

SCHEDULE A
RSC Equipment Rental, Inc.
RSC Holdings III, LLC

To Each of the Persons Listed
on Schedule A Attached Hereto
June 11, 2010

SCHEDULE B
     1. The Indenture, dated as of November 17, 2009 (the “Indenture”), among RSC Equipment Rental, Inc., an Arizona corporation (“RSC”), the Company, the Subsidiary Guarantors (as defined therein) party thereto on the date hereof, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
     2. A form of Exchange Note, in the form attached as Exhibit B to the Indenture, to be executed by RSC and the Company, as co-issuers, and acknowledged by the Trustee.